Exhibit 4.51.2

SECOND AMENDMENT
TO
12% SUBORDINATED PROMISSORY NOTE

THIS SECOND AMENDMENT TO 12% SUBORDINATED PROMISSORY NOTE (this “Amendment”) is made and entered into as of October 25, 2005, by E.DIGITAL CORPORATION, a Delaware corporation (“Maker”) in favor of [_____________________________], or its registered assigns (“Payee”).

R E C I T  A L S

A. Whereas, Maker has previously executed and delivered to Payee that certain 12% Subordinated Promissory Note dated on or about July 1, 2004 (the “Note”) and, in connection therewith, issued to Payee a Stock Purchase Warrant of even date (the “Warrant”);

B. Whereas, Payee is one of several holders of the 12% Subordinated Promissory Notes (collectively, the “Notes”) and one of several holders of Stock Purchase Warrants (collectively, the “Warrants”);

C. Whereas, holders of at least fifty-one percent (51%) in the aggregate principal amount of the Notes outstanding may amend, modify and/or waive certain requirements and obligations of the Maker under the 12% Subordinated Promissory Notes and bind all holders with respect to such amendment, modification and waiver;

D. Whereas, the terms of the 12% Subordinated Promissory Notes were previously amended on June 30, 2005 to extend the Maturity Date from July 1, 2005 to December 31, 2005 and adjust the exercise price of the Warrants; and

E. Whereas, Maker desires to further amend, modify and/or waive certain requirements and obligations of the Maker under the 12% Subordinated Promissory Notes and Payee, consents to such modification as set forth herein.

NOW, THEREFORE, for a valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Maturity Date. The “Maturity Date” referenced in the first unnumbered paragraph of the Note, as amended, is hereby extended from December 31, 2005 to December 31, 2006.

2.  Aggregate Principal Amount. Maker is hereby authorized to issue an additional $500,000 in principal amount of Notes. In connection therewith, the aggregate principal amount of Notes referenced in the first unnumbered paragraph of the Note, as amended, is hereby increased from $1,000,000 to $1,500,000. . No increase in the number of Warrants is authorized by this Amendment.

3.  Royalty for New Financing. Payee understands that Maker intends to offer purchasers of the additional $500,000 in Notes (the “Additional Notes”) a royalty as consideration for the additional financing necessary for the development of its new MedeViewer product and that such royalty, in the aggregate, shall be equal to up to Twenty Dollars ($20.00) for each MedeViewer sold for a period of three years (the “Royalty”). Payee hereby consents to the payment of the aggregate Royalty to the holders of the Additional Notes pro rata. Payee understands that Payee will not receive the Royalty unless Payee is a purchaser of Additional Notes.

4.  Conversion. Paragraph 5 of the Note is hereby is hereby deleted in its entirety and replaced with provisions set forth on Exhibit A attached hereto.

5.  Effective Amendment. Except as expressly modified, altered or supplemented herein, all of the provisions of the Note remain in full force and effect; provided, however, that in the event of any conflict between the provisions of the Note and the provisions of this Amendment, the provisions of this Amendment shall control.

6.  Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which taken together shall constitute but one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to 12% Subordinated Promissory Note as of the date first above written.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE
TO
SECOND AMENDMENT
TO
12% SUBORDINATED PROMISSORY NOTE

“MAKER”	“PAYEE”

E.DIGITAL CORPORATION	Name
13114 Evening Creek Drive South
San Diego, California 92128	By: ____________________________
Title: ____________________________
By: ____________________________	Address: ____________________________
Robert Putnam
Senior Vice President and Secretary

EXHIBIT A

5    Conversion.

5.1 Voluntary Conversion. Any Noteholder of this Note has the right, at the Noteholder’s option, at any time beginning forty-eight (48) hours after the date of the Note, and prior to payment in full of the principal balance of this Note at Maturity or any prepayment date, to convert this Note, in accordance with the provisions of Section 5.2.1 hereof, in whole or in part, into fully paid and nonassessable shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). The number of shares of Common Stock into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount of the Note by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to nineteen cents ($0.19).

5.2 Conversion Procedure.

5.2.1 Notice of Conversion Pursuant to Section 5.1. Before the Noteholder shall be entitled to voluntarily convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give five day advance written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 5.2, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Unless waived by the Company in its sole discretion, the minimum conversion amount accepted by the Company for conversion hereunder shall be the lesser of: a $25,000 principal balance on the Noteholder’s Note, or the remaining principal balance on the Noteholder’s Note. The Company shall, as soon as practicable after the fifth day from the date of the written notice, issue and deliver at such office to the Noteholder of this Note a certificate or certificates for the number of shares of Common Stock to which the Noteholder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the close of business on the fifth day from the date of written notice, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

5.2.2 Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Noteholder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

5.3 Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Noteholder upon the conversion of this Note, the Company shall pay to the Noteholder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 5.1 above, the Noteholder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable after the notice period, issue and deliver to such Noteholder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Noteholder shall be entitled upon such conversion (bearing such legends as are required hereby and by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Noteholder is entitled upon such conversion under the terms of this Note, including a check payable to the Noteholder for any cash amounts payable as described above. Upon conversion of this Note and irrespective of whether the Noteholder complies with its obligation under this paragraph to surrender the endorsed Note to the Company, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Noteholder, within thirty (30) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion, and no more.

5.4 Conversion Price Adjustments.

5.4.1 Shares Issued for Less Than Conversion Price. If at any time or from time to time prior to the Maturity Date, the Company sells any Common Stock or any indebtedness, bonds, debentures, notes, preferred stock or similar equity securities which are convertible into or exercisable for Common Stock at a price less than the Conversion Price, the Conversion Price shall thereupon be reduced to such lesser price. Notwithstanding anything to the contrary herein, the provisions of this Section 5.4 shall not apply to any such securities issued or to be issued pursuant to (i) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty (50%) of the voting power of such business segment of any such entity; (iii) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (iv) securities issued in corporate partnering transactions on terms approved by the Board of Directors; (v) securities issued in accordance with the terms of any of the Company’s preferred stock or warrants outstanding on the date hereof, if any; and (vi) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized with an equity component which is not a major component of such borrowing. Notwithstanding anything to the contrary herein, the provisions of this Section 5.4 shall not apply to the first $100,000 in proceeds received by the Company from the sale of any Common Stock or any securities convertible into or exercisable for Common Stock or similar equity securities sold in any successive 180-day period beginning on the date of this Note and continuing through the Maturity Date. For example, to demonstrate the operation of the preceding sentence, the Company may sell such equity securities and receive $100,000 in the first 180-day period after the date of this Note, and after the expiration of the first 180-day period may sell another $100,000 in such securities during the succeeding 180-day period and the $200,000 in total proceeds received from the sales in both such transactions shall not apply to and shall be exempt from the operation of this Section 5.4.

5.5 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

5.6 Adjustment for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.